Exhibit 99.1

Financial Statements and Report of
Independent Certified Public Accountants

Atlas Lighting Products, Inc.

As of December 25, 2016 and December 25, 2015 and for the years then ended

Atlas Lighting Products, Inc.

Table of contents

Report of Independent Certified Public Accountants	1-2

Financial statements:

Balance sheets	3-4

Statements of operations	5

Statements of changes in stockholders’ equity	6

Statements of cash flows	7

Notes to financial statements	8-14

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	Grant Thornton LLP 1320 Main Street Suite 500 Columbia, SC 29201 T 803.231.3100 F 803.231.3026 www.GrantThornton.com

Board of Directors
Atlas Lighting Products, Inc.:

We have audited the accompanying financial statements of Atlas Lighting Products, Inc. (a North Carolina corporation), which comprise the balance sheets as of December 25, 2016 and 2015, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

2

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atlas Lighting Products, Inc. as of December 25, 2016 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Raleigh, North Carolina
February 8, 2017

Atlas Lighting Products, Inc.	3

Balance sheets

December 25	2016	2015

ASSETS

Current Assets
Cash	$1,657,180	$310
Accounts receivable, net of allowance for doubtful accounts of $10,000 at December 25, 2016 and 2015, respectively	8,887,950	9,781,753
Inventories	9,164,382	10,861,666
Prepaid expenses and other current assets	185,899	185,537
Total current assets	19,895,411	20,829,266

Property and Equipment
Leasehold improvements	1,170,934	1,109,239
Computer software	1,054,803	966,891
Assembly equipment	3,117,980	2,878,381
Office equipment	1,101,827	1,058,317
Transportation equipment	152,200	266,209
	6,597,744	6,279,037
Less accumulated depreciation	(3,415,826)	(2,556,390)
Net property and equipment	3,181,918	3,722,647

Other Long-Term Assets	70,548	54,792

Total assets	$23,147,877	$24,606,705

The accompanying notes are an integral part of these financial statements.

Atlas Lighting Products, Inc.	4

Balance sheets (cont’d)

	2016	2015

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$3,809,181	$4,324,120
Accrued expenses	3,342,864	3,668,830
Current portion of notes payable	89,445	287,893
Current portion of obligations under capital leases	6,066	41,970
Total current liabilities	7,247,556	8,322,813

Long-term Liabilities
Notes payable	173,563	506,290
Obligations under capital leases	-	6,067
Deferred rent	360,000	240,000
Total long-term liabilities	533,563	752,357

Stockholders' Equity
Common stock issued, $1 par value; Authorized 100,000 shares; Outstanding 1,429 shares	781,083	781,083
Retained earnings	14,585,675	14,750,452
Total stockholders' equity	15,366,758	15,531,535

Total liabilities and stockholders' equity	$23,147,877	$24,606,705

The accompanying notes are an integral part of these financial statements.

Atlas Lighting Products, Inc.	5

Statements of operations

For the years ended December 25	2016	2015

Net sales	$56,525,524	$60,779,899

Cost of products sold	36,031,508	38,421,638

Gross profit	20,494,016	22,358,261

Selling and administrative expenses	15,336,906	14,933,103

Operating income	5,157,110	7,425,158

Interest expense	14,608	24,880

Other expense, net	7,279	65,206

Net income	$5,135,223	$7,335,072

The accompanying notes are an integral part of these financial statements.

Atlas Lighting Products, Inc.	6

Statements of changes in stockholders’ equity

	Common Stock	Retained Earnings	Total Stockholders' Equity

Balance at December 25, 2014	$781,083	$12,865,380	$13,646,463

Net income	-	7,335,072	7,335,072

Distributions	-	(5,450,000)	(5,450,000)

Balance at December 25, 2015	781,083	14,750,452	15,531,535

Net income	-	5,135,223	5,135,223

Distributions	-	(5,300,000)	(5,300,000)

Balance at December 25, 2016	$781,083	$14,585,675	$15,366,758

The accompanying notes are an integral part of these financial statements.

Atlas Lighting Products, Inc.	7

Statements of cash flows

For the years ended December 25	2016	2015

Cash flows from operating activities:
Net income	$5,135,223	$7,335,072
Non-cash items included in net income:
Depreciation	991,587	891,593
Loss on disposition of property and equipment	4,296	60,787
Changes in certain assets and liabilities:
Accounts receivables	893,803	(1,351,722)
Inventories	1,697,284	(1,281,370)
Prepaid expenses and other current assets	(362)	(42,968)
Other long-term assets	(15,756)	-
Accounts payable	(514,939)	(2,346,985)
Accrued expenses and other	(205,966)	(283,075)
Net cash flows provided by operating activities	7,985,170	2,981,332

Cash flows from investing activities:
Purchases of property and equipment	(566,315)	(874,100)
Proceeds from sales of property and equipment	111,161	400
Net cash flows used in investing activities	(455,154)	(873,700)

Cash flows from financing activities:
Borrowings from notes and leases payable	3,820,671	16,951,720
Repayments on notes and leases payable	(4,393,817)	(16,717,612)
Distributions to stockholders	(5,300,000)	(5,450,000)
Net cash flows used in financing activities	(5,873,146)	(5,215,892)
Net increase (decrease) in cash	1,656,870	(3,108,260)
Cash at beginning of year	310	3,108,570
Cash at end of year	$1,657,180	$310

Supplemental schedule of cash flow information:
Cash paid during the year for interest	$14,608	$24,880

The accompanying notes are an integral part of these financial statements.

Atlas Lighting Products, Inc.	8

Notes to financial statements

NOTE 1 — NATURE OF BUSINESS

Atlas Lighting Products, Inc., a North Carolina corporation (the “Company”), manufactures and sells commercial and industrial lighting products to the electrical distributor market across the United States.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

Revenue is recognized when title to goods and risk of loss have passed to the customer and collectability is reasonably assured.  Revenue is typically recognized upon passing of title and risk of loss at time of shipment.  Sales are recorded net of estimated returns, rebates and discounts. Shipping and handling revenue coincides with the recognition of revenue from sale of the product.

Credit and Collections:

The Company maintains allowances for doubtful accounts receivable for probable estimated losses resulting from either customer disputes or the inability of its customers to make required payments.  If the financial condition of the Company’s customers were to deteriorate, resulting in their inability to make the required payments, the Company may be required to record additional allowances or charges against income.  The Company determines its allowance for doubtful accounts by first considering all known collectability problems of customers’ accounts.  The resulting allowance for doubtful accounts receivable is an estimate based upon the Company’s knowledge of its business and customer base, and historical trends.  Receivables deemed uncollectable are written-off against the allowance for doubtful accounts receivable after all collection efforts have been exhausted. The Company also establishes allowances, at the time revenue is recognized, for returns, discounts, pricing and other possible customer deductions.  These allowances are based upon historical trends.

Cash:

The cash balance consists of bank deposits and a bank money market account that is stated at cost, which approximates fair value. The Company maintains balances at financial institutions in the United States.  In the United States, the FDIC limit for insurance coverage on non-interest bearing accounts is $250,000. As of December 25, 2016, the Company had bank balances of $1,406,870 without insurance coverage.

Inventories:

Inventories are stated at the lower of cost or market.  Cost of inventories includes the cost of purchased raw materials and components, direct labor, as well as manufacturing overhead, which is generally applied to inventory based on direct labor and on material content. Cost is determined on the first-in, first-out basis.

Property and Equipment and Related Depreciation:

Property and equipment are stated at cost.  Major additions and betterments are capitalized while maintenance and repairs are expensed.

Atlas Lighting Products, Inc.	9

For financial reporting purposes, depreciation is computed using straight-line methods over the estimated useful lives of the assets as follows:

	Life of lease (in years)
Computer software		3
Assembly equipment	5	-	10
Office equipment	5	-	10
Transportation equipment		5

The Company recorded $991,587 and $891,593 of depreciation expense in the years ended December 25, 2016 and 2015, respectively.

Fair Value:

The Company has financial instruments consisting primarily of cash and cash equivalents, and long-term debt.  The fair value of these financial instruments approximates carrying value because of their short-term maturity and/or variable, market-driven interest rates.  The Company has no financial instruments with off-balance sheet risk.

Product Warranties:

The Company offers a limited warranty that its products are free from defects in workmanship and materials.  The specific terms and conditions vary somewhat by product line, but generally cover defective products returned within three to five years from the date of shipment.  The Company records warranty liabilities to cover the estimated future costs for repair or replacement of defective returned products as well as products that need to be repaired or replaced in the field after installation.  The Company calculates its liability for warranty claims by applying estimates to cover unknown claims, as well as estimating the total amount to be incurred for known warranty issues.  The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

Changes in the Company’s warranty liabilities, which are included in accrued expenses in the accompanying balance sheets were as follows:

	2016	2015
Balance at the beginning of the year	$1,185,615	$1,517,011
Additions charged to expense	521,177	788,334
Deductions for repairs and replacements	(774,081)	(1,119,730)

Balance at the end of the year	$932,711	$1,185,615

Research and Development Costs:

Research and development expenses are costs directly attributable to new product development, including the development of new technology for both existing and new products, and consist of salaries, payroll taxes, employee benefits, materials, outside legal costs and filing fees related to obtaining patents, supplies, depreciation and other administrative costs.  All costs are expensed as incurred and are included in selling and administrative expenses.  Research and development costs totaled $619,152 and $661,416 for the years ended December 25, 2016 and 2015, respectively.

Atlas Lighting Products, Inc.	10

Cost of Products Sold:

Cost of products sold is primarily comprised of direct materials and supplies consumed in the manufacture of products, as well as manufacturing labor, depreciation expense and direct overhead expense necessary to acquire and convert the purchased materials and supplies into finished product. Cost of products sold also includes the cost to distribute products to customers, inbound freight costs, internal transfer costs, warehousing costs and other shipping and handling activity.

Shipping and Handling Costs:

Shipping costs of $1,687,415 and $2,013,004 in 2016 and 2015, respectively, are included in cost of products sold.

Customer Rebates:

The Company enters into contractual agreements for rebates with certain customers. These amounts are recorded as a reduction of gross sales and accrued for in the period in which the revenue is recognized. Accrued customer rebates, which are included in accrued expenses in the accompanying balance sheets, totaled $1,991,770 and $2,108,430 at December 25, 2016 and 2015, respectively.

Customer Returns and Allowances:

The Company may permit its customers to return or exchange products and may provide pricing allowances on products unsold by a customer. Revenue is recorded net of an allowance for estimated returns, price concessions and other discounts. Such allowance is reflected as a reduction to accounts receivable when the Company expects to grant credits for such items; otherwise, it is reflected as a liability. Provision for customer returns, which are included as a reduction to accounts receivable on the accompanying balance sheets, totaled $288,708 and $307,115 at December 25, 2016 and 2015, respectively.

Income Taxes:

The Company has elected, with the consent of its shareholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under the provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the shareholders are liable for individual income taxes on their respective shares of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. The Company follows applicable authoritative guidance with respect to the accounting for uncertainty in income taxes recognized in the Company’s financial statements. It prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. The Company records any interest and penalties associated as additional income tax expense in the statement of operations. Based on management’s analysis, the Company does not believe any unrecognized tax benefits existed as of December 25, 2016 or 2015.

Subsequent Events:

The Company has evaluated subsequent events for potential recognition and disclosure through February 8, 2017. Other than the following, no other items were identified during this evaluation that required adjustment to or disclosure in the accompanying financial statements.

On February 1, 2017, the Company transferred an operating lease for transportation equipment to a stockholder. Note 7 has been updated to reflect the effects of this transfer.

Use of Estimates:

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Atlas Lighting Products, Inc.	11

Reclassification:

Certain amounts in the December 25, 2015 financial statements have been reclassified for comparative purposes to conform to the presentation in the December 25, 2016 financial statements. The reclassified amount of $314,198 represents a rebate received from a supplier during the year ended December 25, 2016, which was earned as of December 25, 2015. The amount was reclassified in the balance sheet from prepaid expenses and other current assets to accounts payable as of December 25, 2015.

NOTE 3 — INVENTORIES

The following information is provided as of December 25:

	2016	2015
Inventories:
Raw materials	$6,948,540	$9,020,678
Finished goods	2,215,842	1,840,948

	$9,164,382	$10,861,666

NOTE 4 — ACCRUED EXPENSES

The following information is provided as of December 25:

	2016	2015
Accrued expenses:
Compensation and benefits	$418,383	$374,785
Accrued customer rebates	1,991,770	2,108,430
Provision for warranty expenses	932,711	1,185,615

	$3,342,864	$3,668,830

Atlas Lighting Products, Inc.	12

NOTE 5 — REVOLVING LINES OF CREDIT AND LONG-TERM DEBT

The following information is provided as of December 25:

	2016	2015
Revolving line of credit due to a financial institution for the lesser of $4,000,000 or the sum of 80% of eligible accounts receivable and 60% of eligible inventory, as defined. Borrowings under the line of credit bear interest at prime less 0.45% (3.30% at December 25, 2016) annually and are secured by accounts receivable and inventory. The line of credit is subject to certain financial covenants and restrictions. As of December 25, 2016, the Company was not in compliance with certain covenants; however, the Company obtained a waiver. The line of credit has a maturity date of March 2018.	$-	$243,492

Promissory note due to a financial institution, which bears interest at 2.65% annually and has a maturity date of March 2017. Payments of principal and interest totaling $19,525 are due monthly and the note is unsecured.	30,072	260,188

Promissory note due to a financial institution which bears interest at 3.09% annually and has a maturity date of August 2020. Payments of principal and interest totaling $5,489 are due monthly and the note is secured by office equipment.	232,936	290,530

	263,008	794,183
Less current portion	89,445	287,893

Long-term obligations under notes payable	$173,563	$506,290

Atlas Lighting Products, Inc.	13

The future maturities of notes payable are as follows:

Year Ending
December 25,	Amount

2017	$89,445
2018	61,378
2019	63,301
2020	48,884
$263,008

NOTE 6 — OBLIGATIONS UNDER CAPITAL LEASES

The Company is the lessee of certain equipment under agreements classified as capital leases. The cost of equipment under capitalized leases totaled $26,450 and $150,659 at December 25, 2016 and 2015, respectively, with accumulated amortization of $8,512 and $52,539 at December 25, 2016 and 2015, respectively. The future minimum lease payments required under the capital leases and the present value of the net minimum lease payments as of December 25, 2016 are as follows:

	Year Ending
	December 25,	Amount

Minimum lease payments	2017	6,134
Less amount representing interest		68

Present value of minimum lease payments		6,066
Less current portion		6,066

Long-term obligations under capital leases		$-

NOTE 7 — OPERATING LEASES

The Company leases its operating facility from an entity owned by related parties. The lease provides for monthly payments of $70,000 through December 2018, $80,000 from January 2019 through December 2023, and $90,000 from January 2024 through December 2028. The lease contains a renewal option for an additional five years.

The Company leases certain equipment under long-term agreements classified as operating leases, which expire on various dated through 2019 and contain renewal options.

Atlas Lighting Products, Inc.	14

Rent expense incurred under these operating leases was $1,175,915 and $1,182,924 for 2016 and 2015, respectively. The future minimum rental payments required under the operating lease are as follows:

Year Ending
December 25,	Amount

2017	$858,144
2018	840,000
2019	960,000
2020	960,000
2021	960,000
Thereafter	7,320,000
$11,898,144

NOTE 8 — COMMITMENTS AND CONTINGENCIES

The Company is party to various negotiations and legal proceedings arising in the normal course of business. The Company provides reserves for these matters when a loss is probable and reasonably estimable. The Company does not disclose a range of potential loss because the likelihood of such a loss is remote. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations, cash flows or liquidity.

NOTE 9 — CONCENTRATIONS

The Company’s largest customer accounted for 13.0% and 12.1% of sales in 2016 and 2015, respectively. At December 25, 2016 and 2015, respectively, two customers accounted for 37.3% and 38.4% of total accounts receivable.

The Company’s largest supplier accounted for 12.4% and 13.2% of purchases in 2016 and 2015, respectively. At December 25, 2016 and 2015, respectively, two suppliers accounted for 35.8% and 44.5% of total accounts payable.

NOTE 10 — RELATED-PARTY TRANSACTIONS

The Company had related-party accounts receivable in the amount of $238,026 and $194,528 at December 25, 2016 and 2015, respectively, which represents amounts due from a company related through common ownership. The Company had accounts payable in the amount of $612 and $3,727 due to the same related party at December 25, 2016 and 2015, respectively. The Company had sales of $1,915,841 and $1,790,640 to this related party in 2016 and 2015, respectively. The Company also purchased $75,200 and $52,484 in goods from this related party in 2016 and 2015, respectively.

NOTE 11 — DEFINED CONTRIBUTION PLAN

The Company maintains a 401(k) plan that qualifies as tax-exempt under Section 401(k) of the Internal Revenue Code which covers substantially all employees who have completed annually at least 1,000 hours of continuous service. The Company did not make any employer matching contributions to the 401(k) plan for the years ended December 25, 2016 and 2015, respectively.